                                                                    Exhibit 10.4

Confidential treatment has been requested for portions of this Exhibit. The Confidential Portions have been redacted and are denoted by [ * * * ]. The Confidential Portions have been separately filed with the Commission.


                           SOFTWARE LICENSE AGREEMENT


This MetaSound Codec License Agreement (the "Agreement") is entered into and effective as of March 31, 1997 (the "Effective Date"), by and between MICROSOFT CORPORATION, a Washington corporation located at One Microsoft Way, Redmond, WA 98052 ("Microsoft") and VOXWARE, INC., a Delaware corporation located at 305 College Road East, Princeton, New Jersey 08540 ("Voxware").


                                    RECITALS

Voxware is the owner/licensor of a proprietary audio compression/decompression codec known as the "MetaSound Codec."

Microsoft desires to license the MetaSound Codec from Voxware.

Voxware wishes to license the MetaSound Codec to Microsoft.


                                   AGREEMENT

1.   DEFINITIONS

1.1 "Decoder" means the decoder portion of the MetaSound Codec that performs decompression of coded data, that has been compressed by the Encoder, into raw audio data, as more fully described in Exhibit A.

1.2 "Encoder" means the encoder portion of the MetaSound Codec that performs compression of raw audio data into coded data that can be decoded by the Decoder, as more fully described in Exhibit A.

1.3 "MetaSound Codec(s)" means Voxware's proprietary mono sound compression/decompression software, comprising the Encoder and Decoder and associated documentation, as more fully described in Exhibit A.

1.4 "Updates" means all subsequent public commercial releases of the MetaSound Codec during the term of the Agreement, including maintenance releases, error corrections, upgrades, enhancements, additions, improvements, extensions, modifications, and replacement or successor versions or products, if any, provided that they are bit-stream compatible with the MetaSound Codec.

1.5 "Implementation" means all bit-stream compatible versions of the MetaSound Codec for the [ * * * ] computing platforms, regardless of processor type.

1.6 "Port" means a bit-stream compatible version of the MetaSound Codec or Update which runs on a [ * * * ] computing platform, regardless of processor type.

1.7 "Microsoft Products" means any current and future versions of Microsoft NetMeeting or Microsoft NetShow, including but not limited to system, application and developer versions regardless of how the versions are named, or regardless of whether such versions are marketed under a Microsoft trademark.

1.8 "Error(s)" means defect(s) in a Deliverable which prevent it from performing in accordance with the Specifications and/or a Severity Level 1, 2 or 3 error, as such errors are defined in Exhibit B.

1.9 "Deliverables" means the physical items of the MetaSound Codec delivered to Microsoft, as more fully set forth in Exhibit A.

1.10 "Confidential Information" means: (i) any trade secrets relating to either party's product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research development or know-how; (ii) any information designated by the disclosing party as confidential in writing or, if disclosed orally, reduced to writing and designated as confidential within thirty (30) days; (iii) MetaSound Codec source code; and (iv) the terms, conditions and existence of this Agreement. "Confidential Information" shall not include information that:
     (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) is rightfully known and has been reduced to tangible form by the receiving party prior to the time of disclosure and is not subject to restriction;
     (iii) is independently developed or learned by the receiving party without use of the disclosing party's information; (iv) is lawfully obtained from a third party, without obligation of confidentiality, that has the right to make such disclosure; or (v) is made generally available by the disclosing party without restriction on disclosure.

1.11 "Real-Time" means the ability to encode or decode data streams at a rate faster or equal to the source of data.


2.   DEVELOPMENT, DELIVERY & ACCEPTANCE

2.1  MetaSound Codec.
     ---------------

     (a)  Delivery.  Voxware shall develop and deliver the MetaSound Codec
          --------
          Implementations in accordance with the schedule set forth in Exhibit
          C. Voxware shall provide Updates to Microsoft as available beginning with the Effective Date and continuing for a period of [ * * * ]. Voxware shall use reasonable efforts to provide Microsoft with beta releases of any Update as available and [ * * * ].

     (b)  Acceptance.  Microsoft shall evaluate each Implementation and provide
          ----------
          Voxware with its determination on whether such Implementation is compliant with the Specification in Exhibit A [ * * * ] following delivery. Voxware will make all reasonable efforts to make all required modifications [ * * * ] from receipt of Microsoft's determination of the deliverable.

2.2  [ * * * ] Implementation.  As of the Effective Date, Microsoft acknowledges
     ------------------------
     delivery of the beta version of the [ * * * ] Implementation and execution of this Agreement indicates Microsoft's acceptance of such Implementation.


3.   PAYMENT

3.1  Payment.  As the sole and exclusive consideration for (a) all of the rights
     -------
     granted to Microsoft under this Agreement to the MetaSound Codec and (b) Voxware's obligations regarding the maintenance of the MetaSound Codec, Microsoft shall pay to Voxware a [ * * * ] license fee of [ * * * ] Dollars [ * * * ]. Such fee will be payable according to the schedule on Exhibit C as follows: [ * * * ] Dollars [ * * * ] within [ * * * ] following execution of this Agreement for the [ * * * ] Implementation and the remaining amounts identified on Exhibit C on the corresponding dates provided that Microsoft determines the Implementations meet the specifications set forth in Exhibit A. In the event Voxware is unable to deliver the [ * * * ] Implementations set forth in Exhibit C by [ * * * ], Microsoft may terminate this Agreement for cause pursuant to Section 10.2 and shall have no further obligation to Voxware.

3.2  Maintenance Fee.  Subsequent to [ * * * ], Microsoft shall pay to Voxware [
     ---------------
     * * * ] support fee of [ * * * ] Dollars [ * * * ] Microsoft desires to receive Updates, Ports, and the maintenance services described in Section
     5.3.  Such support fee shall be payable [ * * * ].

3.3  Terms.  Voxware shall invoice Microsoft for all amounts due under this
     -----
     Agreement. Microsoft's payment terms are [ * * * ] of such invoice, or as otherwise noted in Section 3.1.

3.4  License Rights.  The license granted to Microsoft in Section 4 is [ * * * ]
     --------------
     provided that Microsoft has paid the [ * * * ] Dollars [ * * * ] described in Section 3.1 to Voxware.


4.   RIGHTS

4.1  Non-Exclusive License.  Voxware hereby grants to Microsoft a nonexclusive,
     ---------------------
     perpetual, irrevocable, royalty-free, fully paid up, worldwide right and license under all applicable intellectual property rights (including but not limited to patent, copyright and trade secret) to:

     (a) Use, copy, edit, format, modify, translate and create derivative works of [ * * * ] the MetaSound Codec and Updates for the sole purposes of [ * * * ];

     (b) Make, sell, reproduce, license, rent, lease or otherwise distribute, and have made, sold, reproduced, licensed, rented, leased or otherwise distributed, to and by third parties, object code of the Encoder and Updates and Implementations thereof for use solely in conjunction with Microsoft Products, and any derivatives thereof;

     (c) Make, sell, reproduce, license, rent, lease or otherwise distribute, and have made, sold, reproduced, licensed, rented, leased or otherwise distributed, to and by third parties, object code of the Decoder and Updates and Implementations thereof, and any derivatives thereof; and

     (d)  [ * * * ].

[ * * * ]. Microsoft will not publish or disclose [ * * * ] to third parties; provided, however, Microsoft may license [ * * * ] to third parties for the sole purpose of [ * * * ] and its derivatives.

4.2  [ * * * ].

4.3  MetaSound Codec Ports.  In the event Microsoft desires a Port of the
     ---------------------
     MetaSound Codec, Updates, or any Implementation thereof, then the parties shall negotiate in good faith reasonable terms for Voxware to develop the Port. If the parties fail to so agree in good faith, Microsoft's license under Section 4.1 [ * * * ] in accordance with the terms of this Agreement.

4.4  Trademark License.  Voxware hereby grants to Microsoft a non-exclusive, [ *
     -----------------
     * * ], worldwide right and license to use the "Trademarks" (as defined below) in a manner which indicates to the public that it is an authorized licensee of the MetaSound Codec and Updates and to advertise the MetaSound Codec and Updates in connection with the Microsoft Products under such Trademarks as part of the Microsoft Products, all in accordance with Voxware's standard Trademark usage guidelines which Voxware shall provide to Microsoft upon execution of this Agreement. For purposes of this Agreement, "Trademarks" shall mean those Voxware trademarks contained on or associated with the MetaSound Codec and Updates. Microsoft will use reasonable efforts to ensure that it and its distributors will not, alter or remove any Trademark or any copyright of NTT in the source code or the DLL properties dialog of the MetaSound Codec, or affix, without the written permission of Voxware, any other trademarks, marks or other logos on the MetaSound Codec and Updates in a way which would confusingly associate the MetaSound Codec with such other trademarks, marks or logos. Nothing herein shall grant to Microsoft any right, title or interest in the Trademarks. Microsoft will not challenge or assist others to challenge the Trademarks or the registration or validity thereof.

4.5  Ownership.  Except as expressly licensed to Microsoft in this Agreement,
     ---------
     Voxware retains all right, title and interest in and to the MetaSound Codec (in any form whether object code, source code, or otherwise), Updates, and the Trademarks; and all right, title and interest in and to any derivatives (such as Implementations and Ports) of the MetaSound Codec created by or for Microsoft.

4.6  No Other Rights.  Except as provided in Section 4, Microsoft shall not have
     ---------------
     any other rights to the MetaSound, Updates, Implementations, or Ports.


5.   OTHER TERMS

5.1  Press Releases and other Announcements.  The parties will cooperate with
     --------------------------------------
     each other on press releases and similar communications regarding the non-confidential subject matter of this Agreement. The content, timing and necessity of all such communications will be agreed upon in writing by both parties. In addition, the parties will issue a joint press release no later than (a) thirty (30) days from execution of this Agreement, or (b) upon the commercial release of a version of a Microsoft Product that contains the MetaSound Codec. Further, Microsoft agrees that Voxware may mention its licensing of the MetaSound Codec in collateral materials prepared for sales presentations provided that Microsoft has reviewed and approved any such use prior to its publication.

5.2  Marketing.  Microsoft shall reasonably assist Voxware in the marketing and
     ---------
     promotion of Voxware's products which interoperate with Microsoft Products. Such assistance will be at Microsoft's discretion and may take the form of activities such as: (a) customer testimonials; (b) hot-links on Microsoft's web site, to Voxware's web site; (c) press-related activities;
     (d) other activities including adding Voxware to a catalogue, if any, that Microsoft may publish including third party products for operation with Microsoft Products; or (e) good faith efforts to explore other joint marketing activities not described above.

5.3  Correction of Errors.  For a period of [ * * * ] following the Effective
     --------------------
     Date and [ * * * ], Voxware will use its best efforts to fix all Errors found in the said Deliverables in accordance with the severity schedule set forth in Exhibit B.

5.4  Other Development.  Microsoft may request that Voxware develop
     -----------------
     Implementations of the MetaSound Codec for other processors. Voxware agrees to deliver Implementations for such processors within a reasonable period of time, at reasonable terms to cover development costs, to be agreed upon by the parties.


6.   NO OBLIGATION/INDEPENDENT DEVELOPMENT

Notwithstanding any other provision of this Agreement, Microsoft shall have no obligation to market, sell or otherwise distribute the MetaSound Codec and Updates, either alone or in any Microsoft product. Except as provided in Sections 4.2 and 7, nothing in this Agreement will be construed as restricting Microsoft's ability to acquire, license, develop, manufacture or distribute for itself, or have others acquire, license, develop, manufacture or distribute for Microsoft, similar technology performing the same or similar functions as the technology contemplated by this Agreement, or to market and distribute such similar technology in addition to, or in lieu of, the technology contemplated by this Agreement.


7.   CONFIDENTIALITY

7.1 Each party shall protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that such party uses to protect its own like information. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party. Notwithstanding the foregoing, either party may disclose Confidential Information in accordance with judicial or other governmental order, provided the disclosing party shall give the other party reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent. Further, Voxware may disclose the following specific terms of this Agreement to [ *
     * * ]: the license rights granted, the amounts payable by Microsoft hereunder, and any other terms that Microsoft and Voxware mutually agree upon. Except as expressly provided in this Agreement, no ownership or license rights is granted in any Confidential Information.

7.2 The parties' obligations of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of and respect the proprietary rights to the Confidential Information as provided herein. The term "residuals" means information in non-tangible form, which may be unintentionally retained by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents. Residuals shall not include activities and content such as intentional memorization for the purpose of reproducing the Confidential Information.

8.   WARRANTIES

8.1  Voxware.  Voxware warrants and represents that:
     -------

     (a) It has the full power to enter into this Agreement and make the assignments and license rights set forth herein;

     (b) It has not previously and will not grant any rights in the Deliverables to any third party that are inconsistent with the rights granted to Microsoft herein;

     (c) The Deliverables, MetaSound Codec, and Updates and any Ports provided to Microsoft do not infringe any copyright, patent, trade secret, or other proprietary right held by any third party; and

     (d) The Deliverables, MetaSound Codec, Updates, and any applicable Ports provided to Microsoft will be created by its licensors, or employees of Voxware within the scope of their employment and under obligation to assign inventions to Voxware, or by independent contractors under written obligations to assign all rights in the Deliverables, MetaSound Codec, Updates and Ports to Voxware.

8.2  Microsoft.  Microsoft warrants and represents that all actions necessary to
     ---------
     execute this Agreement have been taken by Microsoft.

9.   INDEMNITY

     (a) Voxware shall, at its expense and Microsoft's request, defend any claim or action brought against Microsoft, and Microsoft's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors, which, if true, would constitute a breach of a warranty by Voxware in Section 8, and Voxware will indemnify and hold Microsoft harmless from and against any costs, damages and fees reasonably incurred by Microsoft, including but not limited to fees of attorneys and other professionals, that are attributable to such
          claim.  Microsoft shall:   (i) provide Voxware reasonably prompt
          notice in writing of any such claim or action and permit Voxware, through counsel mutually acceptable to Microsoft and Voxware, to answer and defend such claim or action; and (ii) provide Voxware information, assistance and authority, at Voxware's expense, to help Voxware to defend such claim or action. Voxware will not be responsible for any settlement made by Microsoft without Voxware's written permission, which permission will not be unreasonably withheld.

     (b) Microsoft shall have the right to employ separate counsel and participate in the defense of any claim or action at its own expense. Voxware shall reimburse Microsoft upon demand for any payments made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages related to any claim or action under this
          Section 9.

     (c) Voxware may not settle any claim or action under this Section 9 on Microsoft's behalf without first obtaining Microsoft's written permission, which permission will not be unreasonably withheld. In the event Microsoft and Voxware agree to settle a claim or action, Voxware agrees not to publicize the settlement without first obtaining Microsoft's written permission, which permission will not be unreasonably withheld.

     (d) Voxware's maximum liability pursuant to this Section 9 shall in no event exceed the sum of [ * * * ].


10.  TERMINATION

10.1 Term.  The term of this Agreement shall commence as of the Effective Date
     ----
     and shall continue until terminated as provided in this Section 10.

10.2 Termination By Either Party For Cause.  Either party may suspend
     -------------------------------------
     performance and/or terminate this Agreement immediately upon written notice at any time if:

     (a) The other party is in material breach of any material warranty, term, condition or covenant of this Agreement, other than those contained in Section 7, and fails to cure that breach within thirty (30) days after written notice thereof; or

     (b)  The other party is in material breach of Section 7.

     Notwithstanding the foregoing, in no event shall Voxware be able to terminate Microsoft's license rights under Section 4 except as provided in
     Section 3.4.

10.3 Effect of Termination.  In the event of termination or expiration of this
     ---------------------
     Agreement for any reason, Sections [ * * * ] shall survive termination. Neither party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms. [ * * * ] under this Agreement shall not be affected by any termination of this Agreement [ * * * ].


11.  LIMITATION OF LIABILITIES

11.1 EXCEPT AS PROVIDED IN SECTION 9, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.2 [ * * * ].


12.  GENERAL

12.1 Notices.  All notices and requests in connection with this Agreement shall
     -------
     be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

To Voxware:                              To Microsoft:


     Voxware, Inc.                         Microsoft Corporation
     305 College Road East                 One Microsoft Way
     Princeton, NJ  08540                  Redmond, WA  98052-6399
     Attention:  Kenneth Traub             Attention:  Ramiro Calvo
     EVP and CFO                           Phone:  (206) 703-9498
     Phone:  (609) 514-4110                Fax:  (206) 936-7329
     Fax:  (609) 514-4101
                                           Copy to:  Law & Corporate Affairs,
     Copy to:  Legal Department            US Legal
     Fax:  (609) 514-4102                  Fax:  (206) 936-7409
or to such other address as a party may designate pursuant to this notice provision.

12.2 Independent Contractors.  Voxware and Microsoft are independent contractors
     -----------------------
     of each other, and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties.

12.3 Taxes.  In the event taxes are required to be withheld on payments made
     -----
     under this Agreement by any U.S. (state or federal) or foreign government, Microsoft may deduct such taxes from the amount owed Voxware and pay them to the appropriate taxing authority. Microsoft shall in turn promptly secure and deliver to Voxware an official receipt for any taxes withheld. Microsoft will use reasonable efforts to minimize such taxes to the extent permissible under applicable law.

12.4 Governing Law.  This Agreement shall be governed by the laws of the State
     -------------
     of Washington as though entered into between Washington residents and to be performed entirely within the State of Washington, and Voxware consents to jurisdiction and venue in the state and federal courts sitting in the State of Washington. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

12.5 Assignment.  This Agreement shall be binding upon and inure to the benefit
     ----------
     of each party's respective successors and lawful assigns; provided, however, that neither party may assign this Agreement, in whole or in part, without the prior written approval of the other party, which consent shall not be unreasonably withheld.

12.6 Construction.  If for any reason a court of competent jurisdiction finds
     ------------
     any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

12.7 Entire Agreement.  This Agreement does not constitute an offer by Microsoft
     ----------------
     and it shall not be effective until signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Voxware and Microsoft by their respective duly authorized representatives.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.


MICROSOFT CORPORATION                    VOXWARE, INC.

/s/ Microsoft Corporation                /s/ Voxware, Inc.
--------------------------               ------------------------------
By (Sign)                                By (Sign)


--------------------------               ------------------------------
Name (Print)                             Name (Print)


--------------------------               ------------------------------
Title                                    Title


--------------------------               ------------------------------
Date                                     Date

                                   EXHIBIT A

                      DESCRIPTION OF SOFTWARE DELIVERABLES

FUNCTIONAL SPECIFICATIONS OF THE METASOUND CODEC TO BE DELIVERED TO MICROSOFT


     A.   OVERVIEW

     Voxware will deliver localizable Implementations for use with a variety of computing platforms, regardless of processor type. Below is the table describing general requirements of each platform.


PLATFORM        ENCODER       DECODER

[ * * * ]    [ * * * ]       [ * * * ]

[ * * * ]    [ * * * ]       [ * * * ]

[ * * * ]    [ * * * ]       [ * * * ]

[ * * * ]    [ * * * ]       [ * * * ]

[ * * * ]    Not Applicable  [ * * * ]

[ * * * ]    Not Applicable  [ * * * ]

[ * * * ]    Not Applicable  [ * * * ]

[ * * * ]    Not Applicable  [ * * * ]
[ * * * ]    Not Applicable  [ * * * ]



     B.   GENERAL DESCRIPTION OF THE [ * * * ] CODEC

     The package consists of one encoder and one decoder.

     The encoder has the following functionality:

          .    input:  [ * * * ];
          .    output:  [ * * * ].

     The second one (the decoder) has the following functionality:
          .    input:  [ * * * ];
          .    output:  [ * * * ] with an average amplitude that corresponds to
          [ * * * ]; output samples are generated [ * * * ], hence corresponding to a signal sampling frequency of [ * * * ].

     C.   GENERAL DESCRIPTION OF THE [ * * * ] CODEC

     The package consists of one encoder and one decoder.

     The encoder has the following functionality:
          .    input:  [ * * * ];
          .    output:  [ * * * ].

     The second one (the decoder) has the following functionality:
          .    input:  [ * * * ];
          .    output:  [ * * * ]; output samples are generated [ * * * ], hence corresponding to a signal sampling frequency of [ * * * ].


     D.   GENERAL DESCRIPTION OF THE [ * * * ] CODEC

     The package consists of one encoder and one decoder.

     The encoder has the following functionality:
          .    input:  [ * * * ];
          .    output:  [ * * * ].

     The second one (the decoder) has the following functionality:
          .    input:  [ * * * ];
          .    output:  [ * * * ]; output samples are generated [ * * * ]
          corresponding to a signal sampling frequency of [ * * * ].


     E.   GENERAL DESCRIPTION OF THE [ * * * ] CODEC

     The codec consists of one encoder and one decoder.

     The encoder has the following functionality:
 .    input:  [ * * * ];
 .    output:  [ * * * ].

     The second one (the decoder) has the following functionality:
 .    input:  [ * * * ];
 .    output:  [ * * * ]; output samples are generated [ * * * ], hence corresponding to a signal sampling frequency of [ * * * ].


     F.   PERFORMANCE

     There is one package containing an algorithm implemented in software [ * *
     * ].  There are four codecs.  Each codec has a single flat bit rate:  [ * *
     * ] - [ * * * ]
     bps,  [ * * * ] - [ * * * ] bps,  [ * * * ] - [ * * * ] bps,  [ * * * ] - [
     * * * ] bps.  The codecs achieve certain performance criteria.

     The Voxware implementation of MetaSound for [ * * * ] can run on a single processor in half duplex mode or in full duplex mode. Running in Real-Time and in half-duplex mode using the MetaSound [ * * * ] codec, the implementation achieves an average loading of [ * * * ] on encoding and [ *
     * * ] on decoding of the MIPS capability of an [ * * * ] processor clocked at [ * * * ]. Running in real-time and in half-duplex mode using the MetaSound [ * * * ] codec, the implementation achieves an average loading of [ * * * ] on encoding and [ * * * ] on decoding of the MIPS capability of an [ * * * ] processor clocked at [ * * * ]. Running in non real-time and in half-duplex mode using the MetaSound [ * * * ] codec, the implementation achieves an average loading of [ * * * ] on encoding and [ *
     * * ] on decoding of the MIPS capability of an [ * * * ] processor clocked at [ * * * ]. Running in non real-time and in half-duplex mode using the MetaSound [ * * * ] codec, the implementation achieves an average loading of [ * * * ] on encoding and [ * * * ] on decoding of the MIPS capability
     of an      [ * * * ] processor clocked at [ * * * ].





   CODEC       BANDWIDTH       SAMPLING       FREQUENCY      ENCODE*      DECODE*
                                 RATE         RESPONSE     COMPLEXITY   COMPLEXITY

[ * * * ]    [ * * * ] Kbps  [ * * * ] kHz  [ * * * ] kHz   [ * * * ]    [ * * * ]
[ * * * ]    [ * * * ] Kbps  [ * * * ] kHz  [ * * * ] kHz   [ * * * ]    [ * * * ]
-----------------------------------------------------------------------------------
[ * * * ]    [ * * * ] Kbps  [ * * * ] kHz  [ * * * ] kHz   [ * * * ]    [ * * * ]
-----------------------------------------------------------------------------------
[ * * * ]    [ * * * ] Kbps  [ * * * ] kHz  [ * * * ] kHz   [ * * * ]    [ * * * ]
-----------------------------------------------------------------------------------

                    * Per cent CPU utilization based on a [ * * * ].


     G.   [ * * * ] AND [ * * * ] IMPLEMENTATION

     The [ * * * ] and [ * * * ] software Implementations are composed of the following three sets, where DLL is a form of object code and API is an Application Programming Interface onto a DLL. In each case, the code is re-entrant.

          .    [ * * * ]:

               .    one [ * * * ] for MetaSound encoding and decoding;

          .    [ * * * ]:

               .  one [ * * * ] for the MetaSound codecs;

          .    [ * * * ]:

               .    [ * * * ] MetaSound;

               .    [ * * * ].


     H.   [ * * * ] MECHANISM

     Voxware's Encoder will be protected [ * * * ]. This [ * * * ] to enable the MetaSound Codec Encoder. [ * * * ] will be implemented as described below and will be delivered in writing upon execution of this Agreement.

     The [ * * * ].  For example:

     [ * * * ]

          [ * * * ];
          [ * * * ]         [ * * * ];
          [ * * * ]         [ * * * ];
          [ * * * ]         [ * * * ];
          ...
     ;

     Thus when the program queries for [ * * * ] it returns [ * * * ]. Then the program after it retrieves a copy of one of theses from the [ * * * ] and [
     * * * ].

     [ * * * ] will be defined [ * * * ] within [ * * * ] following execution of this Agreement.

                                   EXHIBIT B

                  MAINTENANCE PROBLEM SEVERITY AND RESOLUTIONS

Severity                   Criteria              Time Limit
--------------  -------------------------------  ----------

      1         Critical:  [ * * * ].            [ * * * ]
                ---------

      2         Severe Impact:  [ * * * ].       [ * * * ]
                --------------

      3         Degraded Operation:  [ * * * ].  [ * * * ]
                -------------------

                                   EXHIBIT C

                         DELIVERY AND PAYMENT SCHEDULE



PLATFORM     PROCESSOR    ENCODER     DECODER     OBJECT     SOURCE*

[ * * * ]    [ * * * ]  Accepted     Accepted   $[ * * * ]  $[ * * * ]

[ * * * ]    [ * * * ]  Not          [ * * * ]  $[ * * * ]  $[ * * * ]
                        Applicable

[ * * * ]    [ * * * ]  [ * * * ]    [ * * * ]  $[ * * * ]  $[ * * * ]

[ * * * ]    [ * * * ]  [ * * * ]    [ * * * ]  $[ * * * ]  $[ * * * ]

[ * * * ]    [ * * * ]  Not          [ * * * ]  $[ * * * ]  $[ * * * ]
                        Applicable

[ * * * ]    [ * * * ]  Not          [ * * * ]  $[ * * * ]  $[ * * * ]
                        Applicable

[ * * * ]    [ * * * ]  Not          [ * * * ]  $[ * * * ]  $[ * * * ]
                        Applicable

[ * * * ]    [ * * * ]  Not          [ * * * ]  $[ * * * ]  $[ * * * ]
                        Applicable

[ * * * ]    [ * * * ]  Not          [ * * * ]  $[ * * * ]  $[ * * * ]
                        Applicable

[ * * * ]    [ * * * ]  Not          [ * * * ]  $[ * * * ]  $[ * * * ]
                        Applicable

[ * * * ]    [ * * * ]  [ * * * ]    [ * * * ]  $[ * * * ]  $[ * * * ]
[ * * * ]    [ * * * ]  [ * * * ]    [ * * * ]  $[ * * * ]  $[ * * * ]



     *    [ * * * ].